As filed with the Securities and Exchange Commission on August 13, 2002
Registration No. 333-11596

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

    POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMVESCAP PLC
(Exact Name of Registrant as Specified in Its Charter)

England	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

11 Devonshire Square
London EC2M 4YR
England
(Address, including Zip Code, of Principal Executive Offices)

AMVESCAP INTERNATIONAL SHARESAVE PLAN
(Full Title of the Plan)

Robert F. McCullough
Chief Financial Officer
AMVESCAP PLC
1315 Peachtree Street, Suite 500
Atlanta, Georgia 30309
(404) 479-1095
(Name, Address and Telephone Number of Agent for Service)

Copies to:

Neil Williams, Esq.
AMVESCAP PLC
1315 Peachtree Street, Suite 500
Atlanta, Georgia 30309
(404) 479-1095

Deregistration of Shares

Pursuant to the undertaking contained in Part II of the Registration Statement, the undersigned registrant hereby amends the Registration Statement to remove from registration 3,441,572 Ordinary Shares, which shares remained unsold at the termination of the offerings of such shares under the AMVESCAP International Sharesave Plan.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this 12th day of August, 2002.

AMVESCAP PLC

By:	/s/ ROBERT F. MCCULLOUGH
Robert F. McCullough Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities indicated on August 12, 2002:

Name	Title

* Charles W. Brady	Executive Chairman, Board of Directors; Chief Executive Officer (principal executive officer)

* Sir John Banham	Non-Executive Director

* The Hon. Michael D. Benson	Vice Chairman, Board of Directors

* Joseph R. Canion	Non-Executive Director

* Michael J. Cemo	Director

* Gary T. Crum	Director

* Robert H. Graham	Vice Chairman, Board of Directors

* Hubert L. Harris, Jr.	Director

* Bevis Longstreth	Non-Executive Director

* Robert F. McCullough	Director; Chief Financial Officer (principal financial and accounting officer)

* Stephen K. West	Non-Executive Director

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* Alexander M. White	Non-Executive Director

Authorized Representative in the United States:

/s/ Robert F. McCullough
Name:	Robert F. McCullough
Title:	Director; Chief Financial Officer

*By:	/s/ Robert F. McCullough

Robert F. McCullough
Attorney-in-fact

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